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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Community Capital Corporation of our report dated February 16, 2001, appearing in the Annual Report on Form 10-KSB of First Community Bank, N.A. for the year ended December 31, 2000.

HARPER & PEARSON COMPANY

/s/ Harper & Pearson Company
Houston, Texas
July 30, 2001